Exhibit G-12

Units	Owner	Form of Ownership	Percentage Ownership

Conowingo	Exelon Generation	Stock Interest*	100%
Eddystone 1-2	Exelon Generation	Fee Interest	100%
Cromby 1	Exelon Generation	Fee Interest	100%
Pennsbury 1-2	Exelon Generation	Fee Interest	100%
Cromby 2	Exelon Generation	Fee Interest	100%
Eddystone 3-4	Exelon Generation	Fee Interest	100%
Fairless Hills	Exelon Generation	Fee Interest	100%
Cromby 1C1	Exelon Generation	Fee Interest	100%
Delaware 1	Exelon Generation	Fee Interest	100%
Schuyhill 1, 10-11, 1C1	Exelon Generation	Fee Interest	100%
Croydon	Exelon Generation	Fee Interest	100%
Richmond	Exelon Generation	Fee Interest	100%
Falls	Exelon Generation	Fee Interest	100%
Moser	Exelon Generation	Fee Interest	100%
Delaware 9-12	Exelon Generation	Fee Interest	100%
Eddystone 10-40	Exelon Generation	Fee Interest	100%
Southwark 3-6	Exelon Generation	Fee Interest	100%
Chester 7-9	Exelon Generation	Fee Interest	100%
Muddy Run	Exelon Generation	Fee Interest	100%
Keystone 1-2	Exelon Generation	Fee Interest	20.99%
Keystone	Exelon Generation	Fee Interest	20.99%
Conemaugh 1-2	Exelon Generation	Fee Interest	20.72%
Conemaugh	Exelon Generation	Fee Interest	20.72%

*	Exelon Generation owns 100% of the stock Susquehanna Power Company, which owns the Conowingo unit.